Exhibit 10(c)



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                FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY







April 13, 1998



First Great-West Life & Annuity Insurance Company
125 Wolf Road
Albany, NY  12205

Re:     Variable Annuity-1 Series Account

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for Variable Annuity-1 Series Account contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (Registration No. 333-25289) filed by First Great-West Life & Annuity Insurance Company and Variable Annuity-1 Series Account with the Securities and Exchange Commission under the Securities Act of 1933, Investment Company Act of 1940 and the amendments thereto.

Sincerely,

/s/ W. Kay Adam

 W.      Kay Adam
Vice President, Counsel
and Associate Secretary